SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2015

INFINITY AUGMENTED REALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

228 Park Ave. S #61130

New York, NY 10003-1502

(Address of principal executive offices)

(917) 677-2084

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On November 5, 2015, Infinity Augmented Reality, Inc., a Nevada corporation (the “Company”) filed amendments to its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) that (i) effectuated a 1-for-101 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, $0.00001 par value per share (the “Common Stock”), whereby each 101 shares of the Company’s Common Stock outstanding immediately prior to the Reverse Stock Split was converted into one share of post-Reverse Stock Split Common Stock, except that shares of Common Stock held by shareholders of record owning fewer than 101 shares of Common Stock immediately prior to the Reverse Stock Split were converted into the right to receive a cash payment of $0.15 for each share of Common Stock held by such shareholder immediately before the Reverse Stock Split and (ii) immediately following the Reverse Stock Split, effectuated a 101-for-1 forward stock split, whereby each share of post-Reverse Stock Split Common Stock was converted into one hundred one (101) shares of Common Stock (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Reverse/Forward Split”).

As previously disclosed, the Company’s stockholders approved the Reverse/Forward Split at a special meeting held on August 5, 2015. The Reverse/Forward Split has been approved and declared by Financial Industry Regulatory Authority to take effect on November 6, 2015.

Copies of the amendments effecting the Reverse Stock Split and the Forward Stock Split are filed herewith as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Shareholders of record who owned less than 101 shares of Common Stock prior to the Reverse Stock Split (including those who held shares of Common Stock in “street name” for any beneficial owners that held ownership in less than 101 shares of Common Stock prior to the Reverse Stock Split) will be cashed out and will no longer be shareholders of the Company. Such shareholders who hold physical stock certificates will be required to return their stock certificates to VStock Transfer, the Company’s transfer and exchange agent for the Reverse/Forward Split, prior to receiving the cash consideration for their shares.

Shareholders of record who owned 101 or more shares of Common Stock prior to the Reverse Stock Split will not be cashed out and will own the same number of shares of Common Stock after the Reverse/Forward Split as they owned prior to the Reverse Stock Split.

Shareholders should not send stock certificates to the Company or, except as otherwise directed and requested, the exchange agent. Shareholders should not destroy any stock certificates, nor should they submit any stock certificates until requested to do so by the exchange agent. The Company’s transfer agent will be providing shareholders with an instruction letter regarding the Reverse/Forward Split.

Item 8.01 Other Events.

The information included in Item 3.03 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

The Company has completed the previously announced Reverse Stock Split at a ratio of 1-for-101 and Forward Stock Split at a ratio of 101-for-1. Shares of Common Stock held by shareholders of record owning fewer than 101 shares of pre-Reverse Stock Split shares at the close of business on November 5, 2015 have been cancelled, and such shareholders will receive a cash payment of $0.15 per pre-split share.

As set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2015 for use at the special meeting of the Company’s stockholders held on August 5, 2015, the Company is implementing the Reverse/Forward Split in order to reduce the number of record holders of its shares of Common Stock to fewer than 300 and enable the Company to terminate the registration of its Common Stock under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company intends to suspend its duty to file periodic reports and other information with the SEC by filing with the SEC a Certification and Notice of Termination of Registration on Form 15 (“Form 15”). Immediately upon the filing of the Form 15, the Company will no longer be required to file periodic reports under section 13(a) of the Exchange Act with the SEC. Upon the effectiveness of Form 15, which is 90 days after Form 15 is filed with the SEC, the Company will no longer be subject to the reporting requirements under the Exchange Act as long as the number of its stockholders of record remains below 300 and the public registration of its common stock under the Exchange Act will be terminated 90 days after the filing of the Form 15. When the Company ceases to file reports with the SEC the Company’s Common Stock will no longer be eligible for quotation on the OTCQB tier of the OTC Markets; however, the Common Stock may be eligible for continued quotation on the OTC Pink tier of the OTC Markets.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation to effect the Reverse Stock Split.
3.2	Certificate of Amendment to Certificate of Incorporation to effect the Forward Stock Split.

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY AUGMENTED REALITY, INC.

Dated: November 6, 2015	By:	/s/ Ortal Zanzuri
Ortal Zanzuri
Treasurer & Chief Financial Office

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